As filed with the Securities and Exchange Commission on February 13, 2020
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	80-0554627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1001 Fannin Street, Suite 1500
Houston, Texas 77002
(281) 404-9500
(Address of principal executive offices, including zip code)
OASIS PETROLEUM INC. AMENDED AND RESTATED
2010 LONG TERM INCENTIVE PLAN
(Full title of the plan)
Nickolas J. Lorentzatos
Executive Vice President, General Counsel & Corporate Secretary
Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002
(281) 404-9500
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value	1,500,000	$2.26	(2)	$3,390,000	(2)	$440.03	(3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock (defined below) as may become issuable pursuant to the adjustment and anti-dilution provisions of the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan, as amended from time to time (the “Plan”).

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for the 1,500,000 shares being registered hereby is based on a price of $2.26, which is the average of the high and low prices of our Common Stock as reported by NASDAQ on February 10, 2020.

(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 1,500,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE
Oasis Petroleum Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 1,500,000 shares of its common stock, par value $.01 per share (the “Common Stock”) that may be issued under the Plan which additional shares consist of (a) 1,300,000 additional shares reserved and available for issuance in connection with awards under the Plan pursuant to the First Amendment to the Plan, and (b) 200,000 shares related to awards granted under the Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated without the issuance of the shares of Common Stock and that again become available for the issuance of awards under the Plan in accordance with the terms and conditions of the Plan. Except as otherwise set forth below, the contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were previously filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2010 (File No. 333-167664), July 31, 2015 (File No. 333-206025), August 12, 2016 (File No. 333-213118) and August 24, 2018 (File No. 333-227021) are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1
Conformed version of Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc., as amended by amendment filed on July 25, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2018).

4.2	Amended and Restated Bylaws of Oasis Petroleum Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 28, 2019)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement filed with the Commission on May 19, 2010)

4.4
Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 4, 2018)

4.5
First Amendment to Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2019).

4.6	Form of Restricted Stock Award Grant Notice (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2018).

4.7	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2018).

4.8	Form of Notice of Grant of Performance Share Units (incorporated by reference to Exhibit 10.42 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 1, 2019).

4.9	Form of Performance Share Unit Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 3, 2012).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of DeGolyer and MacNaughton

23.3*	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 13, 2020.

OASIS PETROLEUM INC.
By:	/s/ Nickolas J. Lorentzatos
	Name:	Nickolas J. Lorentzatos
	Title:	Executive Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael H. Lou and Nickolas J. Lorentzatos and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on February 13, 2020.

Name	Position
/s/ Thomas B. Nusz	Chairman of the Board and Chief Executive Officer
Thomas B. Nusz	(Principal Executive Officer)

/s/ Taylor L. Reid	Director, President and Chief Operating Officer
Taylor L. Reid

/s/ Michael H. Lou	Executive Vice President and Chief Financial Officer
Michael H. Lou	(Principal Financial Officer and Principal Accounting Officer)

/s/ William J. Cassidy	Director
William J. Cassidy

/s/ John E. Hagale	Director
John E. Hagale

/s/ Michael McShane	Director
Michael McShane

/s/ Paula D. Polito	Director
Paula D. Polito

/s/ Bobby S. Shackouls	Director
Bobby S. Shackouls